Exhibit 4.6

ILLEGIBLE SP Synergy Pharmaceuticals, Inc. INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA CUSIP 871639 10 0 SEE REVERSE FOR CERTAIN DEFINITIONS THIS CERTIFIES THAT is the owner of FULLY-PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, $0.0001 PAR VALUE, OF SYNERGY PHARMACEUTICALS, INC., transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation, as amended, and the By-laws of the Corporation as amended (copies of which are on file at the office of the Transfer Agent), to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of the duly authorized officers. Dated: [SIGNATURE] [SEAL] Secretary [SIGNATURE] President © SECURITY-COLUMBIAN UNITED STATES BANKNOTE COMPANY I960 COUNTERSIGNED AND REGISTERED: STOCKTRANS, INC. 44 WEST LANCASTER AVENUE ARDMORE, PA 19003 TRANSFER AGENT AND REGISTRAR  BY AUTHORIZED SIGNATURE

Synergy Pharmaceuticals, Inc. The Corporation will furnish to any stockholder, upon request without charge, a full statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM - as tenants in common UNIF GIFT MIN ACT- Custodian  TEN ENT - as tenants by the entireties (Cust) (Minor) JT TEN - as joint tenants with right of survivorship and not as tenants in common Act (State)  Additional abbreviations may also be used though not in the above list. For value received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE  Please print or typewrite names and address including postal zip code of assignee Shares of the Common Stock represented by the within Certificate, and do hereby constitute and appoint Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises. Dated SIGNATURE Signature(s) Guaranteed: THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C.RULE 17Ad 15. Notice: The signature to this assignment must correspond with name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.